Exhibit 99.1

PRESS RELEASE

Beazer Homes Reports Fiscal 2015 Results

ATLANTA, November 10, 2015 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter and fiscal year ended September 30, 2015.
The Company reported income from continuing operations of $346.6 million for its full year fiscal 2015, including a $324.6 million tax benefit that reflects the reversal of a substantial portion of the valuation allowance against its deferred tax assets. Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations, was $144.1 million for the year, up $10.9 million from fiscal 2014.
New home orders increased 12.8% for the full year, with an average active community count that was 13.4% higher than a year ago. Absorption rates remained strong at 2.8 sales per community per month for the year, while the Company's average sales price (“ASP”) increased to $313.5 thousand, the highest ASP for any year in its history. Finally, the Company's backlog value at September 30, 2015 was $667.7 million, up nearly 30% from the prior year, with units up 20.6% and pricing in backlog up 7.3% to $327.6 thousand.
Additionally, the Company announced that it increased the capacity of its secured revolving credit facility to $145 million from $130 million and extended the maturity date to January 15, 2018.
“After returning to profitability last year, 2015 represented a meaningful step forward in achieving our “2B-10” goals, with growth in both revenue and Adjusted EBITDA arising from higher community count, additional closings and an increase in average sales prices. This was accomplished while maintaining our operating margins, as the benefit from improving leverage and higher prices offset the impact from rising costs,” said Allan Merrill, CEO of Beazer Homes.
“Looking ahead to fiscal 2016 and beyond,” Mr. Merrill continued, “we expect significant EBITDA growth, as we benefit from more closings, further increases in average sales prices and additional fixed cost leverage, enabling us to achieve our “2B-10” goals in fiscal 2017, in line with our previous guidance. At the same time, we expect to take steps this year to reduce our leverage, reflecting our view that doing so in an improving market will create long-term shareholder value.”

Summary results for the three and twelve months ended September 30, 2015 are as follows:
Q4 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended September 30,
	2015	2014	Change
New Home Orders	1,170	1,173	(0.3)%
Orders per month per community	2.4	2.6	(7.7)%
Actual community count at quarter-end	166	155	7.1%
Average active community count	164	149	10.1%
Cancellation rates	24.2%	23.4%	80 bps

Total Home Closings	1,896	1,695	11.9%
Average sales price from closings (in thousands)	$322.6	$295.4	9.2%
Homebuilding revenue (in millions)	$611.7	$500.6	22.2%
Homebuilding gross margin, excluding impairments and abandonments (I&A)	17.5%	18.2%	-70 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	21.3%	21.3%	0 bps
Homebuilding gross margin, excluding I&A, interest amortized to cost of sales and unexpected warranty costs	21.3%	22.3%	-100 bps

Income from continuing operations before income taxes (in millions)	$30.7	$20.3	$10.4
Benefit from income taxes (in millions)	$323.8	$40.0	$283.8
Net income from continuing operations (in millions)	$354.5	$60.3	$294.2
Basic Income Per Share	$11.42	$2.28	$9.14
Diluted Income Per Share	$11.16	$1.90	$9.26

Total Company land and land development spending (in millions)	$99.8	$169.7	$(69.9)
Total Company Adjusted EBITDA (in millions)	$71.1	$56.5	$14.6
Total Company Adjusted EBITDA, excluding unexpected warranty costs (in millions)	$71.1	$61.4	$9.7

Fiscal Year Results from Continuing Operations (unless otherwise specified)

	Year Ended September 30,
	2015	2014	Change
New Home Orders	5,358	4,748	12.8%
Orders per month per community	2.8	2.8	—%
Cancellation rates	20.1%	21.3%	-120 bps

Total Home Closings	5,010	4,951	1.2%
Average sales price from closings (in thousands)	$313.5	$284.8	10.1%
Homebuilding revenue (in millions)	$1,570.6	$1,409.9	11.4%
Homebuilding gross margin, excluding impairments and abandonments (I&A)	17.1%	19.1%	-200 bps
Homebuilding gross margin, excluding I&A and interest amortized to cost of sales	20.6%	21.9%	-130 bps
Homebuilding gross margin, excluding I&A, interest amortized to cost of sales and unexpected warranty costs	21.5%	22.2%	-70 bps

Income (loss) from continuing operations before income taxes (in millions)	$22.0	$(6.9)	$28.9
Benefit from income taxes (in millions)	$324.6	$41.8	$282.8
Net income from continuing operations (in millions)	$346.6	$34.9	$311.7
Loss on debt extinguishment (in millions)	$(0.1)	$(19.9)	$19.8
Inventory impairments and lot option abandonments (in millions)	$(3.1)	$(8.3)	$5.2
Net income from continuing operations excluding loss on debt extinguishment, inventory impairments and lot option abandonments (in millions)	$349.8	$63.1	$286.7
Basic Income Per Share	$12.54	$1.35	$11.19
Diluted Income Per Share	$10.91	$1.10	$9.81

Total Company land and land development spending (in millions)	$453.3	$551.2	$(97.9)
Total Company Adjusted EBITDA (in millions)	$126.8	$128.3	$(1.5)
Total Company Adjusted EBITDA, excluding unexpected warranty costs and a litigation settlement in discontinued operations (in millions)	$144.1	$133.2	$10.9

	As of September 30,
	2015	2014	Change
Backlog	2,038	1,690	20.6%
Dollar value of backlog at end of period (in millions)	$667.7	$515.9	29.4%
ASP in backlog (in thousands)	$327.6	$305.3	7.3%
Land and lots controlled	25,720	28,187	(8.8)%

Conference Call

The Company will hold a conference call on November 10, 2015 at 11:00 a.m. ET to discuss these results. Interested parties may listen to the conference call and view the Company’s slide presentation over the Internet by visiting the “Investor Relations” section of the Company’s website at www.beazer.com. To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002). To be admitted to the call, verbally supply the passcode “BZH.” A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 866-448-5643 or 203-369-1188 and enter the passcode “3740” (available until 11:59 p.m. ET on November 17, 2015), or visit www.beazer.com. A replay of the webcast will be available at www.beazer.com for at least 30 days.

Headquartered in Atlanta, Beazer Homes is a geographically diversified homebuilder with active operations in 13 states within three geographic regions in the United States. The Company's homes meet or exceed the benchmark for energy efficient home construction as established by ENERGY STAR® and are designed with Choice PlansTM to meet the personal preferences and lifestyles of its buyers. In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service. The Company's active operations are in the following states: Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, North Carolina, South Carolina, Tennessee, Texas and Virginia. Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things: (i) continuing severe weather conditions or other related events could result in delays in land development or home construction, increase our costs or decrease demand in the impacted areas; (ii) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (iii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iv) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (v) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (vi) shortages of or increased prices for labor, land or raw materials used in housing production and the level of quality and craftsmanship provided by our subcontractors; (vii) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (viii) our ability to reduce our outstanding indebtedness and to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (ix) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest for tax purposes, or an increased number of foreclosures; (x) increased competition or delays in reacting to changing consumer preference in home design; (xi) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xii) estimates related to the potential recoverability of our deferred tax assets; (xiii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies, including these related to the environment; (xiv) the results of litigation or government proceedings and fulfillment of the obligations in the consent orders with governmental authorities and other settlement agreements; (xv) the impact of construction defect and home warranty claims, including water intrusion issues in Florida and New Jersey; (xvi) the cost and availability of insurance and surety bonds; (xvii) the performance of our unconsolidated entities and our unconsolidated entity partners; (xviii) the impact of information technology failures or data security breaches; (xix) terrorist acts, acts of war or other factors over which the Company has little or no control; or (xx) the impact on homebuilding in key markets of governmental regulations limiting the availability of water.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.

David I. Goldberg
Vice President of Treasury and Investor Relations
770-829-3700
investor.relations@beazer.com
-Tables Follow-

 BEAZER HOMES USA, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2015	2014	2015	2014
Total revenue	$632,852	$545,905	$1,627,413	$1,463,767
Home construction and land sales expenses	522,787	452,706	1,351,860	1,192,001
Inventory impairments and option contract abandonments	2,860	5,386	3,109	8,307
Gross profit	107,205	87,813	272,444	263,459
Commissions	24,882	20,789	65,023	58,028
General and administrative expenses	40,659	39,431	142,496	136,463
Depreciation and amortization	4,719	4,141	13,338	13,279
Operating income	36,945	23,452	51,587	55,689
Equity in income of unconsolidated entities	159	6,324	536	6,545
Loss on extinguishment of debt	(80)	—	(80)	(19,917)
Other expense, net	(6,343)	(9,502)	(30,013)	(49,191)
Income (loss) from continuing operations before income taxes	30,681	20,274	22,030	(6,874)
Benefit from income taxes	(323,843)	(40,014)	(324,569)	(41,797)
Income from continuing operations	354,524	60,288	346,599	34,923
Income (loss) from discontinued operations, net of tax	1,731	(441)	(2,505)	(540)
Net income	$356,255	$59,847	$344,094	$34,383
Weighted average number of shares:
Basic	31,055	26,425	27,628	25,795
Diluted	31,773	31,782	31,772	31,795
Basic income (loss) per share:
Continuing operations	$11.42	$2.28	$12.54	$1.35
Discontinued operations	$0.05	$(0.02)	$(0.09)	$(0.02)
Total	$11.47	$2.26	$12.45	$1.33
Diluted income (loss) per share:
Continuing operations	$11.16	$1.90	$10.91	$1.10
Discontinued operations	$0.05	$(0.02)	$(0.08)	$(0.02)
Total	$11.21	$1.88	$10.83	$1.08

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2015	2014	2015	2014
Capitalized interest in inventory, beginning of period	$123,657	$84,083	$87,619	$52,562
Interest incurred	30,465	30,329	121,754	126,906
Capitalized interest impaired	—	(245)	—	(245)
Interest expense not qualified for capitalization and included as other expense	(6,356)	(9,672)	(29,752)	(50,784)
Capitalized interest amortized to house construction and land sales expenses	(24,309)	(16,876)	(56,164)	(40,820)
Capitalized interest in inventory, end of period	$123,457	$87,619	$123,457	$87,619

BEAZER HOMES USA, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	September 30, 2015	September 30, 2014
ASSETS
Cash and cash equivalents	$251,583	$324,154
Restricted cash	38,901	62,941
Accounts receivable (net of allowance of $1,052 and $1,245, respectively)	52,379	34,429
Income tax receivable	419	46
Inventory:
Owned inventory	1,697,590	1,557,496
Land not owned under option agreements	—	3,857
Total inventory	1,697,590	1,561,353
Investments in unconsolidated entities and marketable securities	13,734	38,341
Deferred tax assets, net	325,373	2,823
Property and equipment, net	22,230	18,673
Other assets	18,994	23,460
Total assets	$2,421,203	$2,066,220

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$113,539	$106,237
Other liabilities	148,966	142,516
Obligations related to land not owned under option agreements	—	2,916
Total debt (net of discounts of $3,639 and $4,399, respectively)	1,528,275	1,535,433
Total liabilities	$1,790,780	$1,787,102

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 32,660,583 issued and outstanding and 27,173,421 issued and outstanding, respectively)	33	27
Paid-in capital	857,553	851,624
Accumulated deficit	(227,163)	(571,257)
Accumulated other comprehensive loss	—	(1,276)
Total stockholders’ equity	630,423	279,118
Total liabilities and stockholders’ equity	$2,421,203	$2,066,220

Inventory Breakdown
Homes under construction	$377,281	$282,095
Development projects in progress	809,900	786,768
Land held for future development	270,990	301,048
Land held for sale	44,555	51,672
Capitalized interest	123,457	87,619
Model homes	71,407	48,294
Land not owned under option agreements	—	3,857
Total inventory	$1,697,590	$1,561,353

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS

	Quarter Ended September 30,		Fiscal Year Ended September 30,
SELECTED OPERATING DATA	2015	2014	2015	2014
Closings:
West region	779	594	1,954	1,996
East region	560	622	1,546	1,600
Southeast region	557	479	1,510	1,355
Total closings	1,896	1,695	5,010	4,951

New orders, net of cancellations:
West region	541	428	2,352	1,815
East region	269	389	1,433	1,539
Southeast region	360	356	1,573	1,394
Total new orders, net of cancellations	1,170	1,173	5,358	4,748

Backlog units at end of period:
West region	955	557	955	557
East region	487	600	487	600
Southeast region	596	533	596	533
Total backlog units at end of period	2,038	1,690	2,038	1,690

Dollar value of backlog at end of period (in millions)	$667.7	$515.9	$667.7	$515.9

Homebuilding Revenue (in thousands):
West region	$245,790	$161,118	$584,202	$537,149
East region	201,996	209,047	549,484	525,439
Southeast region	163,888	130,467	436,941	347,292
Total homebuilding revenue	$611,674	$500,632	$1,570,627	$1,409,880

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
(In thousands)

	Quarter Ended September 30,		Fiscal Year Ended September 30,
SUPPLEMENTAL FINANCIAL DATA	2015	2014	2015	2014
Revenues:
Homebuilding	$611,674	$500,632	$1,570,627	$1,409,880
Land sales and other	21,178	45,273	56,786	53,887
Total	$632,852	$545,905	$1,627,413	$1,463,767

Gross profit:
Homebuilding	$105,392	$85,969	$267,269	$260,746
Land sales and other	1,813	1,844	5,175	2,713
Total	$107,205	$87,813	$272,444	$263,459
Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that this information assists investors in comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective level of impairments and level of debt.
In addition, given the unusual size and nature of certain unexpected warranty charges during the periods presented, homebuilding gross profit is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the Company.

	Quarter Ended September 30,				Fiscal Year Ended September 30,
	2015		2014		2015		2014
Homebuilding gross profit	$105,392	17.2%	$85,969	17.2%	$267,269	17.0%	$260,746	18.5%
Inventory impairments and lot option abandonments (I&A)	1,676		5,386		1,676		8,307
Homebuilding gross profit before I&A	107,068	17.5%	91,355	18.2%	268,945	17.1%	269,053	19.1%
Interest amortized to cost of sales	23,482		15,311		55,006		39,255
Homebuilding gross profit before I&A and interest amortized to cost of sales	130,550	21.3%	106,666	21.3%	323,951	20.6%	308,308	21.9%
Unexpected warranty costs related to Florida stucco issues (net of expected insurance recoveries)	—		4,290		13,582		4,290
Unexpected warranty costs related to water intrusion issue in New Jersey	—		648		—		648
Homebuilding gross profit before I&A, interest amortized cost of sales and unexpected warranty costs	$130,550	21.3%	$111,604	22.3%	$337,533	21.5%	$313,246	22.2%

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total Company net loss, the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.
In addition, given the unusual size and nature of certain charges recorded during the periods presented, Adjusted EBITDA is also shown excluding these charges. Management believes that this representation best reflects the operating characteristics of the Company.

	Quarter Ended September 30,		Fiscal Year Ended September 30,
	2015	2014	2015	2014
Net income	$356,255	$59,847	$344,094	$34,383
Benefit from income taxes	(325,196)	(40,137)	(325,927)	(41,802)
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	30,790	26,793	85,986	91,849
Depreciation and amortization and stock compensation amortization	6,307	4,849	19,473	15,866
Inventory impairments and option contract abandonments	2,860	5,141	3,109	8,062
Loss on debt extinguishment	80	—	80	19,917
Adjusted EBITDA	$71,096	$56,493	$126,815	$128,275
Unexpected warranty costs related to Florida stucco issues (net of expected insurance recoveries)	—	4,290	13,582	4,290
Unexpected warranty costs related to water intrusion issue in New Jersey	—	648	—	648
Litigation settlement in discontinued operations	—	—	3,660	—
Adjusted EBITDA excluding unexpected warranty costs and a litigation settlement in discontinued operations	$71,096	$61,431	$144,057	$133,213